Offshore Logistics, Inc. Announces Decision to Restate Previously Issued Financial Statements
Previously Issued Financial Statements Should No Longer Be Relied Upon

HOUSTON, TX, November 23, 2005-Offshore Logistics, Inc. (NYSE: OLG) announced today it has made the determination that it is necessary to restate the Company’s consolidated financial statements to accrue for payroll taxes, penalties and interest attributable to underreported employee payroll amounts and to report customer reimbursements as revenue and direct costs. Therefore, the Company has concluded that its historical consolidated financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004 and for quarterly periods in fiscal year 2005, and its results for fiscal year 2005 reported in its press release dated June 8, 2005, should no longer be relied upon in light of this restatement.

The determination that the historical consolidated financial statements should no longer be relied upon was made by the Audit Committee of the Company’s Board of Directors on November 23, 2005 following the recommendation of the Company’s senior management. The restatement will be reflected in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005, which the Company currently expects to be filed with the Securities and Exchange Commission (the “SEC”) by December 16, 2005. The Company’s historical consolidated financial statements should not be relied upon until the restatement is filed and the information disclosed in the restatement is considered.

As previously disclosed, in February 2005, the Company voluntarily advised the staff of the SEC that the Audit Committee of its Board of Directors had engaged special outside counsel to undertake a review of certain payments made by two of the Company’s affiliated entities in a foreign country. The review of these payments, which initially focused on the Foreign Corrupt Practices Act, was subsequently expanded to cover operations in other countries and other issues (the “Internal Review”). The SEC initially notified the Company that it had initiated an informal inquiry and requested that the Company provide certain documents on a voluntary basis. Subsequently, the SEC advised the Company that the inquiry had become an investigation. The Company has responded to the SEC’s requests for documents and intends to continue to respond to the SEC’s inquiries.

As a result of the findings to date from the Internal Review, the Company currently expects to adjust its historical financial statements to accrue for payroll taxes, penalties and interest attributable to underreported employee payroll. This adjustment is currently expected to result in reductions in operating income from previously reported amounts in the range of approximately $2 million to $5 million for each of the fiscal years ended March 31, 2005, 2004 and 2003, and approximately $4 million to $6 million in the aggregate for earlier fiscal years.

The Company’s management has separately determined that the Company was not reporting reimbursements for costs received from the Company’s customers in accordance with United States generally accepted accounting principles (“GAAP”). The Company’s customers reimburse it for certain costs incurred on their behalf, which have historically been recorded as receivables. In accordance with GAAP, the Company will adjust its historical financial statements to reflect such reimbursement as an increase in revenue and a corresponding increase in expense. This adjustment is currently expected to result in increases in operating revenues and direct costs in the range of approximately $40 million to $60 million for each of the fiscal years ended March 31, 2005, 2004, 2003, 2002 and 2001, respectively, from previously reported amounts, with no impact on income from operations or net income.

The SEC investigation and the Internal Review remain ongoing. While the information in this press release describes all of the items for which the Audit Committee and the Company’s management have determined a restatement is appropriate at this time, there can be no assurance that the ongoing investigation, review and inquiry will not identify additional items. In addition, as the Internal Review continues, new issues may surface that could impact the Company’s issued financial statements and the scope of the restatement described in this press release. The impact of the restatement described above, as well as additional restatements, if any, then determined to be appropriate, will be included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005 when it is filed with the SEC. While the Company is continuing in its efforts to respond to the SEC’s investigation and the Internal Review and provide all information required, the Company cannot predict their outcome. The outcome of the SEC investigation and any related legal and administrative proceedings could include the institution of administrative, civil injunctive or criminal proceedings involving the Company as well as current or former employees of the Company and the imposition of fines and other penalties, remedies and sanctions. Also, it is possible that third party litigation will result and one lawsuit has been filed against two of the Company’s subsidiaries in a foreign jurisdiction as a result of actions taken by the Company in connection with the Internal Review. In addition, in view of the findings of the Internal Review, the Company expects to encounter difficulties in the future conducting business in certain foreign jurisdictions and with certain customers. Such payments, fines, penalties, litigation and related expenses and/or difficulties may be materially disruptive to the Company’s operations and could have a material adverse effect on the Company’s business, financial condition and/or results of operations.

Preparation and completion of the Company’s financial statements in connection with its annual report on Form 10-K for the fiscal year ended March 31, 2005 are ongoing, and the financial information presented in this press release, including the cumulative effects of the restatement described above, is preliminary and subject to adjustment. The Company plans to complete its evaluation of these matters prior to the filing of its annual report on Form 10-K for the fiscal year ended March 31, 2005. Investors are cautioned not to rely on the Company’s historical financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004 and for quarterly periods in fiscal year 2005, or on the Company’s results for fiscal year 2005 reported in its press release dated June 8, 2005, until the restatement is filed and the information disclosed in the restatement is considered.

The Company is currently evaluating the impact of the matters described above on its internal control over financial reporting and its disclosure controls and procedures, and expects to disclose its conclusions and remedial actions in its annual report on Form 10-K for the fiscal year ended March 31, 2005. The Company’s Audit Committee and management have discussed the matters disclosed in this press release with KPMG LLP, the Company’s independent registered public accounting firm.

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including its expected adjustments to previously reported financial results, are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. The actual restated amounts will depend on a number of factors, including the ongoing Internal Review. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended March 31, 2004 and the Company’s reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004, and December 31, 2004. Offshore Logistics, Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

Investor Relations Contact:
Brian Voegele
Phone: (713) 267-7602
Fax: (713) 267-7620
bvoegele@olog.com